Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2010 THIRD QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 6.1 PERCENT SINCE 2009 YEAR END
     NEW YORK, NY, November 4, 2010 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at September 30, 2010 was $318.99, an increase of 6.1% from stockholders’ equity per common share of $300.69 at December 31, 2009 (all as adjusted for the stock dividend declared in February 2010), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Consolidated cash and invested assets was approximately $4.85 billion at September 30, 2010, compared with $4.45 billion at December 31, 2009.
     Alleghany’s 2010 third quarter net earnings were $36.6 million, or $4.15 per common share (presented on a basic basis throughout), compared with net earnings of $49.5 million, or $5.39 per common share, in the third quarter of 2009. For the first nine months of 2010, net earnings were $161.1 million, or $18.02 per common share, compared with net earnings of $140.1 million, or $15.18 per common share, in the first nine months of 2009. Net earnings amounts include the following components:

	Three months ended September 30,				Nine months ended September 30,
(in millions, except	Amount		Per Share		Amount		Per Share
per share amounts)	2010	2009	2010	2009	2010	2009	2010	2009

Net catastrophe (losses) after tax	$(3.4)	$(0.8)	$(0.38)	$(0.08)	$(16.3)	$(7.2)	$(1.82)	$(0.81)

Net realized capital gains after tax	$17.7	$41.6	$2.01	$4.53	$56.6	$132.6	$6.33	$15.03

Other than temporary impairment (losses) after tax	$(1.6)	$(6.2)	$(0.18)	$(0.68)	$(6.0)	$(55.5)	$(0.67)	$(6.29)
     A summary of Alleghany’s results for the three and nine months ended September 30, 2010 and 2009 is as follows:

	Three months ended			Nine months ended
	September 30,			September 30,
(in millions)	2010	2009	Change	2010	2009	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$26.6	$33.3	(6.7)	$107.2	$116.3	(9.1)
CATA	(0.2)	2.3	(2.5)	2.8	8.2	(5.4)
PCC	(6.4)	(4.7)	(1.7)	(17.3)	(65.5)	48.2
AIHL Re	—	—	—	—	—	—

	20.0	30.9	(10.9)	92.7	59.0	33.7
Net investment income	30.5	30.0	0.5	96.9	84.7	12.2
Net realized capital gains	27.2	62.9	(35.7)	82.6	89.3	(6.7)
Other than temporary impairment losses (3)	(2.5)	(9.5)	7.0	(9.2)	(85.3)	76.1
Other income, less other expenses	(9.1)	(12.2)	3.1	(25.1)	(31.7)	6.6

Total AIHL insurance group	66.1	102.1	(36.0)	237.9	116.0	121.9

Corporate activities (4)
Net investment income	(1.1)	(14.0)	12.9	(3.3)	(17.1)	13.8
Net realized capital gains	0.1	1.1	(1.0)	4.4	114.7	(110.3)
Other than temporary impairment losses	—	—	—	—	—	—
Other income	5.2	—	5.2	6.5	0.1	6.4
Corporate administration and other expenses	9.3	8.5	(0.8)	21.9	16.7	(5.2)
Interest expense	0.6	0.2	(0.4)	0.7	0.5	(0.2)

Total Corporate activities	(5.7)	(21.6)	15.9	(15.0)	80.5	(95.5)

Total	$60.4	$80.5	(20.1)	$222.9	$196.5	26.4

Income taxes	23.8	31.0	7.2	61.8	56.4	(5.4)

Net earnings	$36.6	$49.5	(12.9)	$161.1	$140.1	21.0

(1)	Alleghany Insurance Holdings LLC (“AIHL”), the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income or other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to Alleghany’s investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.
     Results for the 2010 third quarter, compared with the corresponding 2009 period, primarily reflect a decrease in AIHL’s pre-tax earnings, partially offset by lower pre-tax net losses at Corporate activities. The decrease in AIHL’s pre-tax earnings in the 2010 third quarter primarily reflects a decrease in AIHL insurance group underwriting profit, mainly due to lower net premiums earned at RSUI and PCC and higher catastrophe losses at RSUI, and a decrease in net realized capital gains. The lower pre-tax net losses at Corporate activities in the 2010 third quarter primarily reflect a significant decrease in losses related to Alleghany’s investment in ORX.
     Results for the first nine months of 2010, compared with the corresponding 2009 period, primarily reflect an increase in AIHL’s pre-tax earnings, partially offset by pre-tax net losses at Corporate activities. The increase in AIHL’s pre-tax earnings in the first nine months of 2010 primarily reflects a decrease in PCC’s underwriting loss, mainly due to no material adverse reserve adjustments by PCC in the 2010 period, compared with $34.5 million of adverse reserve development in the first nine months of 2009, and a decrease in other-than-temporary impairment losses due primarily to improved equity market conditions since the 2009 first quarter. Pre-tax net losses at Corporate activities in the first nine months of 2010 primarily reflect a substantial decrease in net realized capital gains as a result of the absence of sales of common stock of Burlington Northern Santa Fe Corporation in such period, compared with significant sales of such common stock during the first nine months of 2009.
     Mr. Hicks commented that “I am pleased that we were able to grow stockholders’ equity per common share by 6.1% in the first nine months of 2010 despite the continuation of a competitive property and casualty insurance market and challenging investment environment. Although facing continued pricing pressure, RSUI and CATA produced underwriting profits in the first nine months of 2010 and will continue to strive to maintain disciplined pricing in this environment. RSUI and CATA third quarter results were not affected positively or negatively by prior accident year loss reserve development. RSUI 2010 nine month results include a net $8.5 million release of prior accident year loss reserves and CATA 2010 nine month results include a net $4.3 million release of prior accident year loss reserves. Pacific Compensation continues to execute on its plan to re-emerge as an agency carrier during 2011 if it believes adequate rates can be achieved.
     “On a consolidated basis, the total return on our investments, excluding other invested assets consisting primarily of our Homesite and ORX investments, was 4.7% in the first nine months of 2010, with our fixed income portfolio providing a total return of 6.2% and our equity portfolio providing a total return of 0.7%, trailing the S&P 500’s total return of 3.9% for the same period.”
     Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A. During the first nine months of 2010, Alleghany purchased in the open market an aggregate of 230,122 shares of its common stock for approximately $66.6 million, at an average price per share of $289.21 (such share and average price amounts are not adjusted for the stock dividend declared in February 2010), pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. As of September 30, 2010, $284.8 million of this program was utilized. In July 2010, the Board of Directors authorized Alleghany to repurchase additional shares of its common stock, at such times and at such prices as management may determine advisable, up to an aggregate of $300.0 million upon completion of the current program. As of November 4, 2010, Alleghany had 8,820,093 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2010.
     Additional information regarding Alleghany’s results for the third quarter and first nine months of 2010, including management’s discussion and analysis of Alleghany’s financial condition and results of operations for the third quarter and first nine months of 2010, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, to be filed with the U.S. Securities and Exchange Commission on or about November 5, 2010. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance.
     With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes, including the new federal financial regulatory reform of the insurance industry established by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by Alleghany’s insurance operating units.
     Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which we have no control; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by us or on our behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 9/30/10			THREE MONTHS ENDED 9/30/09
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$190,632	$0	$190,632	$217,619	$0	$217,619
Net investment income	30,544	(1,120)	29,424	29,993	(14,015)	15,978
Net realized capital (losses) gains	27,151	97	27,248	62,908	1,112	64,020
Other than temporary impairment losses	(2,453)	0	(2,453)	(9,536)	0	(9,536)
Other income	146	5,166	5,312	247	2	249

Total revenues	$246,020	$4,143	$250,163	$301,231	($12,901)	$288,330

Costs and expenses
Loss and loss adjustment expenses	106,416	0	106,416	118,324	0	118,324
Commissions, brokerage and other underwriting expenses	64,202	0	64,202	68,404	0	68,404
Other operating expenses	9,160	768	9,928	12,411	416	12,827
Corporate administration	10	8,543	8,553	15	8,097	8,112
Interest expense	145	551	696	0	168	168

Total costs and expenses	$179,933	$9,862	$189,795	$199,154	$8,681	$207,835

Earnings before income taxes	$66,087	($5,719)	$60,368	$102,077	($21,582)	$80,495

Income taxes			23,736			31,007

Net earnings			$36,632			$49,488

Net earnings			$36,632			$49,488
Preferred dividends			0			0

Net earnings available to common stockholders			$36,632			$49,488

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	NINE MONTHS ENDED 9/30/10			NINE MONTHS ENDED 9/30/09
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$574,141	$0	$574,141	$640,193	$0	$640,193
Net investment income	96,882	(3,335)	93,547	84,674	(17,103)	67,571
Net realized capital gains	82,595	4,428	87,023	89,372	114,622	203,994
Other than temporary impairment losses	(9,233)	0	(9,233)	(85,337)	0	(85,337)
Other income	433	6,513	6,946	1,134	135	1,269

Total revenues	$744,818	$7,606	$752,424	$730,036	$97,654	$827,690

Costs and expenses
Loss and loss adjustment expenses	286,070	0	286,070	375,078	0	375,078
Commissions, brokerage and other underwriting expenses	195,331	0	195,331	206,126	0	206,126
Other operating expenses	25,071	1,790	26,861	32,902	1,323	34,225
Corporate administration	34	20,077	20,111	35	15,215	15,250
Interest expense	439	692	1,131	0	500	500

Total costs and expenses	$506,945	$22,559	$529,504	$614,141	$17,038	$631,179

Earnings before income taxes	$237,873	($14,953)	$222,920	$115,895	$80,616	$196,511

Income taxes			61,848			56,448

Net earnings			$161,072			$140,063

Net earnings			$161,072			$140,063
Preferred dividends			0			6,158

Net earnings available to common stockholders			$161,072			$133,905

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	September 30,
	2010	December 31,
	(unaudited)	2009

Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2010 $929,850; 2009 $530,945)	$936,613	$624,546
Debt securities (amortized cost: 2010 $3,061,147; 2009 $3,235,595)	3,197,688	3,289,013
Short-term investments	413,804	262,903

	4,548,105	4,176,462
Other invested assets	201,098	238,227

Total investments	4,749,203	4,414,689

Cash	103,459	32,526
Premium balances receivable	121,424	145,992
Reinsurance recoverables	919,056	976,172
Ceded unearned premium reserves	156,989	160,713
Deferred acquisition costs	71,391	71,098
Property and equipment at cost, net of accumulated depreciation and amortization	19,527	20,097
Goodwill and other intangibles, net of amortization	143,151	145,667
Net deferred tax assets	111,865	124,266
Other assets	98,724	101,550

	$6,494,789	$6,192,770

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$2,388,826	$2,520,979
Unearned premiums	568,508	573,906
Senior Notes	298,896	0
Reinsurance payable	47,900	51,795
Current taxes payable	4,690	3,827
Other liabilities	372,390	324,742

Total liabilities	3,681,210	3,475,249

Common stock (shares authorized: 2010 and 2009 - 22,000,000; issued and outstanding: 2010 - 9,118,086; 2009 - 9,300,734)	9,118	9,118
Contributed capital	928,403	921,225
Accumulated other comprehensive income	96,643	94,045
Treasury stock, at cost (2010 - 297,794 shares; 2009 - 258,013 shares)	(83,442)	(66,325)
Retained earnings	1,862,857	1,759,458

Total stockholders’ equity	2,813,579	2,717,521

	$6,494,789	$6,192,770

Exhibit A
AIHL Operating Unit Pre-Tax Results

	Three months ended September 30, 2010					Nine months ended September 30, 2010
(in millions, except ratios)	RSUI	AIHL Re	CATA	PCC	AIHL	RSUI	AIHL Re	CATA	PCC	AIHL
Gross premiums written	$214.2	$—	$44.0	$(0.5)	$257.7	$736.9	$—	$131.5	$1.3	$869.7
Net premiums written	133.0	—	41.5	(0.5)	174.0	448.5	—	124.0	1.2	573.7

Net premiums earned (1)	$148.5	$—	$42.0	$0.1	$190.6	$445.1	$—	$124.1	$4.9	$574.1
Loss and loss adjustment expenses	80.2	—	25.8	0.4	106.4	215.4	—	66.4	4.3	286.1
Commissions, brokerage and other underwriting expenses (2)	41.7	—	16.4	6.1	64.2	122.5	—	54.9	17.9	195.3

Underwriting profit (loss) (3)	$26.6	$—	$(0.2)	$(6.4)	$20.0	$107.2	$—	$2.8	$(17.3)	$92.7

Net investment income (1)					30.5					96.9
Net realized capital gains (1)					27.2					82.6
Other than temporary impairment losses (1)					(2.5)					(9.2)
Other income (1)					0.2					0.4
Other expenses (2)					9.3					25.5

Earnings before income taxes					$66.1					$237.9

Loss ratio (4)	54.0%	—	61.5%	378%	55.8%	48.4%	—	53.5%	87.1%	49.8%
Expense ratio (5)	28.1%	—	38.9%	7220%	33.7%	27.5%	—	44.2%	361.7%	34.0%

Combined ratio (6)	82.1%	—	100.4%	7598%	89.5%	75.9%	—	97.7%	448.8%	83.8%

	Three months ended September 30, 2009					Nine months ended September 30, 2009
	RSUI	AIHL Re	CATA	PCC	AIHL	RSUI	AIHL Re	CATA	PCC	AIHL
Gross premiums written	$231.0	$—	$42.1	$12.4	$285.5	$818.1	$—	$129.3	$44.5	$991.9
Net premiums written	140.7	—	40.7	11.2	192.6	499.9	—	122.2	38.3	660.4

Net premiums earned (1)	$160.1	$—	$41.6	$15.9	$217.6	$480.0	$—	$124.8	$35.4	$640.2
Loss and loss adjustment expenses	82.9	—	21.0	14.4	118.3	236.5	—	60.9	77.7	375.1
Commissions, brokerage and other underwriting expenses (2)	43.9	—	18.3	6.2	68.4	127.2	—	55.7	23.2	206.1

Underwriting profit (loss) (3)	$33.3	$—	$2.3	$(4.7)	$30.9	$116.3	$—	$8.2	$(65.5)	$59.0

Net investment income (1)					30.0					84.7
Net realized capital gains (1)					62.9					89.3
Other than temporary impairment losses (1)					(9.5)					(85.3)
Other income (1)					0.2					1.1
Other expenses (2)					12.4					32.8

Earnings before income taxes					$102.1					$116.0

Loss ratio (4)	51.8%	—	50.5%	90.2%	54.4%	49.3%	—	48.8%	219.1%	58.6%
Expense ratio (5)	27.4%	—	43.9%	39.8%	31.4%	26.5%	—	44.6%	65.8%	32.2%

Combined ratio (6)	79.2%	—	94.4%	130.0%	85.8%	75.8%	—	93.4%	284.9%	90.8%

(1)	Represent components of total revenues.

(2)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commissions, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commission, brokerage and other underwriting expenses.

A-1